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                                                                 Exhibit 10-D(2)

                             SECOND AMENDMENT TO THE
                   DANA CORPORATION DIRECTOR DEFERRED FEE PLAN

Pursuant to resolutions of the Board of Directors adopted on July 22, 2003, and April 20, 2004, the Dana Corporation Director Deferred Fee Plan (the "Plan") is amended as follows.

1. The first three paragraphs of Section 4.1 of the Plan are deleted in their entirety and the following four paragraphs are inserted in their place:

                  4.1. FORM OF DISTRIBUTION. At any time on or before the date which is twelve months prior to the first distribution scheduled pursuant to this Section 4.1, a Director with an Account or Accounts under the Plan may establish a distribution schedule pursuant to election procedures prescribed by the Committee, specifying (a) that distributions be made to the Director out of his Account(s) in a specified number of annual installments (not exceeding ten), with the first distribution to be made either (i) in the month following retirement, termination of services, or the effective date of any post-retirement election to convert Units pursuant to Section 3.2, or
         (ii) in January of the first, second, or third year following retirement or termination of services (all subsequent distributions shall be made in January); and (b) the proportion that each such installment shall bear to the dollar amount or Units credited to his Accounts at the time of distribution of such installment, subject to adjustment to the next higher whole Unit in the case of distributions from the Stock Account.

                  In the event of the death of a Director either before or after retirement or termination of services, the amount then credited to his Accounts shall be paid in cash in such manner as the Committee may determine, regardless of the manner in which such payments would have been made to the Director had he lived.

                  Except as otherwise provided in this Plan, each distribution in respect of a Director's Accounts shall be made (in whole or in part) in shares of the Corporation's Stock, in cash, or in a combination of shares of Stock and cash, at the election of the Director. Subject to the last sentence of this paragraph, to the extent that a distribution is to be made in Stock, the number of shares of Stock to be distributed in respect of the Director's Interest Equivalent Account shall equal the maximum number of whole shares of Stock which could have been purchased with any accrued dollar amount in his Interest Equivalent Account then being distributed, assuming a purchase price per share of Stock equal to the average of the last reported daily sales prices for shares of such Stock on the New York Stock Exchange-Composite Transactions on each trading day during the calendar month preceding the month of making such payment. Any stock distribution in respect of Units from a Director's Stock Account shall be made on the basis of one share of Stock for each Unit being distributed. Any dollar balance in a Director's Stock Account at the time of each distribution shall be carried forward until the final distribution.

                  In the event that a Director has not filed a distribution election as of the time of his retirement or termination of services or the Committee determines in its discretion that the Director's election is invalid for any reason, distribution of the dollar amounts and/or Units credited to his Accounts shall be made in an immediate cash lump sum to the Director.


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2.       In Schedule 1 of the Plan, Section 3.1 is amended to read in its entirety as follows:

                  3.1. DEFERRALS AND UNITS CREDITING. Each Director may elect to have any portion (or all) of his Fees as a Director deferred by filing a written election with the Corporation prior to January 1 of each Year for which deferrals are to be made. Any such deferred Fees shall be credited to the Director's Stock Account. In addition, in respect of services performed by the Director, on each Grant Date commencing in 2004, each Director shall have his Stock Account credited with a number of Units equivalent to the number of whole shares of Stock which could have been purchased for the dollar amount of US $75,000, assuming a purchase price equal to the average of the high and low trading prices of the Stock on the Grant Date as reported in the New York Stock Exchange-Composite Transactions.

3. In Schedule 1 of the Plan, the last paragraph of Section 3.2 is amended to read in its entirety as follows:

                  Following a Director's death, retirement from the Board or Termination of Service, amounts credited to his Account will be distributed in accordance with Section 4.

4. In Schedule 1 of the Plan, the first paragraph of Section 4.1 is deleted in its entirety and the following two paragraphs are inserted in its place:

                  4.1. FORM OF DISTRIBUTION. All distributions shall be made during the period that commences on the date of the Director's death, retirement or Termination of Service and ends no later than the end of the first calendar year commencing thereafter.

                  At any time on or before the date which is twelve months prior to the first distribution scheduled pursuant to this Section 4.1, a Director with an Account under the Plan may establish a distribution schedule pursuant to election procedures prescribed by the Committee, specifying (a) that the distributions be made to the Director out of his Account in a specified number of installments, with the first distribution to be made either (i) in the month following retirement or Termination of Service or (ii) in January of the first year following retirement or Termination of Service, and (b) the proportion that each such installment shall bear to the dollar amount or Units credited to his Account at the time of distribution of such installment.

5. In Schedule 1 of the Plan, the last paragraph of Section 4.1 is amended to read in its entirety as follows:

                  Subject to the first paragraph of Section 4.1 of this Schedule 1 and notwithstanding any other provision in this Section 4 or elsewhere in this Schedule 1 or the Plan, (a) in the event of a Change in Control of the Corporation, there shall promptly be paid to each Director with an Account under the Plan who has had a retirement or Termination of Service prior to or as a consequence of the Change in Control, a lump sum cash amount equal to the fair market value of one share of Stock for each Unit credited to his Account, as determined at the date of the Change in Control of the Corporation, and (b) the fair market value of one share of Stock as of the date of the Change of Control of the Corporation shall be the higher of: (i) the average of the

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         reported closing prices of the Corporation's Stock, as reported on the New York Stock Exchange-Composite Transactions, for the last trading day prior to the Change in Control of the Corporation and for the last trading day of each of the two preceding thirty-day periods, and ii) an amount equal to the highest per share consideration paid for the Stock of the Corporation acquired in the transaction constituting the Change in Control of the Corporation. For purposes of this paragraph, a "Change in Control of the Corporation" shall have the meaning set out in Section 4.2 of the Plan to which this Schedule 1 is attached.





6. In Schedule 1 of the Plan, Section 9 is amended to read in its entirety as follows:

                  SECTION 9. EFFECTIVE DATE AND TERM. The Plan, as amended, shall become effective on April 2, 2003, and shall have a ten-year term commencing on such effective date and expiring on April 1, 2013. This
         Schedule 1 will apply to any Units credited before or after such effective date to the Account of a Director resident in Canada.

In witness whereof, this Second Amendment is signed on behalf of the Corporation.

                              DANA CORPORATION

                              By:      /s/ R. B. Priory
                                       ----------------
                                       R. B. Priory
                                       Chairman of the Compensation Committee
                                       of the Board of Directors




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